Exhibit 4.3

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUBJECT TO SECTION 11 HEREOF, THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

TEMPUS LABS, INC.

WARRANT TO PURCHASE COMMON STOCK

As of December 8, 2023

Void after December 8, 2026

THIS CERTIFIES THAT, for value received, ALLEN & COMPANY LLC, with its principal office at 711 Fifth Avenue, New York, NY 10022, or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from TEMPUS LABS, INC., a Delaware corporation, with its principal office at 600 W Chicago Ave, Suite 775, Chicago, IL 60654 (the “Company”), the Exercise Shares (defined below).

This Warrant to Purchase Common Stock (this “Warrant”) is being issued pursuant to the terms of that certain Engagement Letter Agreement, dated as of November 30, 2023, between the Company and the Holder.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Common Stock” means shares of the Class A Common Stock, $0.0001 par value per share, of the Company.

(b) “Exercise Period” shall mean the period commencing with the date hereof and ending on November 30, 2026, unless sooner terminated as provided below.

(c) “Exercise Price” shall mean $10.00 per share, subject to adjustment pursuant to Section 5 below.

(d) “Exercise Shares” shall mean up to 150,000 shares of Common Stock, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

(d) “IPO” shall mean the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its equity securities, as a result of or following which shares of the Company’s common stock will be publicly held and shall also include the registration, qualification, authorization, offering or listing for sale on NYSE, Nasdaq or another comparable securities exchange of the Company’s equity securities in a direct listing.

(e) “Sale Transaction” shall mean (i) a sale, conveyance or other disposition of all or substantially all of the assets or business the Company, (ii) a merger or consolidation of the Company with or into any other Person (other than a direct or indirect wholly-owned subsidiary of the Company and other than a merger solely to effect a reincorporation of the Company into another state), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by all voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or (iii) a sale, conveyance or other disposition (whether by the transfer of existing or the issuance of new equity securities) of securities of the Company representing more than fifty percent (50%) of the total voting power represented by all voting securities of the Company outstanding at the time.

2. EXERCISE OF WARRANT.

2.1 The rights represented by this Warrant may be exercised in whole or in part (i) at any time during the Exercise Period or (ii) automatically pursuant to Section 7 hereof, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price in cash or by check or wire transfer; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for the Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where	X =	the number of shares of Common Stock to be issued to the Holder

Y =

the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of Common Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock prior to an IPO shall be determined by the Company’s Board of Directors in good faith and following an IPO shall be determined based on the closing price of the Common Stock on the trading day preceding the exercise of this Warrant; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.2 in connection with (x) an IPO, the fair market value per share shall be the per share offering price to the public in the IPO and (y) a Sale Transaction, the fair market value per shares shall be the price being paid in such Sale Transaction for securities of the same class as the Exercise Shares.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of this Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that this Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) Subject to Section 4.3 hereof, the Holder recognizes that this Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Subject to Section 4.3 hereof, the Holder recognizes that the Company has no obligation to register this Warrant or the Exercise Shares, or to comply with any exemption from such registration.

(c) The Holder is aware that neither this Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. The Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of this Warrant or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended by the Securities and Exchange Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of a proposed disposition to one or more transferees that each is an affiliate or employee of the Holder and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have the proposed transferee(s) deliver to the Company an investment letter in form and substance reasonably satisfactory to the Company.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

4.4 Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D under the Act.

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding shares of Common Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then- current fair market value of an Exercise Share by such fraction.

7. AUTOMATIC EXERCISE UPON IPO OR CHANGE OF CONTROL. Notwithstanding

anything in this Warrant to the contrary, in the event of an IPO or a Sale Transaction and the fair market value of one Exercise Share would be greater than the Exercise Price in effect on such date immediately prior to such IPO or Sale Transaction, then this Warrant shall automatically be deemed to be exercised pursuant to Section 2.1 above effective immediately prior to and contingent upon the consummation of such IPO or Sale Transaction. In the event of an IPO or a Sale Transaction where the fair market value of one Exercise Share would be less than the Exercise Price in effect immediately prior to such IPO or Sale Transaction, then this Warrant will terminate immediately prior to the consummation of such IPO or Sale Transaction.

8. MARKET STAND-OFF AGREEMENT. The Holder hereby agrees that the Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock (or other securities of the Company) held by the Holder (other than those included in the registration) during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company (as determined by the holders of capital stock of the Company representing a majority of the voting power of all then-outstanding shares of capital stock of the Company) and the managing underwriter (which period may exceed 180 days in the case of the IPO). The foregoing provisions of this Section 8 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall be applicable to the Holders only if all executive officers and directors of the Company are subject to the same restrictions. The Holder further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, the Holder shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period. The Holder agrees that any transferee of the Warrant (or other securities) of the Company held by the Holder shall be bound by this Section 8. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9. INFORMATION RIGHTS. For as long as the Holder holds this Warrant or any Exercise Shares issuable upon exercise of this Warrant, the Company agrees to deliver to the Holder the following information, upon request:

(a) as soon as practicable, but in any event within one-hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year. If the Company has such financial statement prepared in accordance with GAAP, it shall deliver such financial statements prepared in accordance with GAAP (except that, if such financial statements have not been audited, such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP). If the Company has such financial statements audited and certified by independent public accountants, it shall deliver an audited and certified copy of such financial statements to the Holder;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter. If the Company has such financial statements prepared in accordance with GAAP, it shall deliver such financial statements prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

(c) as soon as practicable, but in any event within thirty (30) days after the end of each fiscal year of the Company, an updated summary capitalization table of the Company’s outstanding securities on fully-diluted basis and a copy of the Company’s current certificate of incorporation or other organizational document setting for the rights and priorities of the Company’s outstanding capital stock.

The Holder agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Warrant, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this paragraph by the Holder), (b) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its Warrant and investment in the Company; (ii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of the Holder in the ordinary course of business, provided that the Holder informs such person or entity that such information is confidential and directs such person or entity to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

The rights set forth in this Section 9 shall terminate and be of no further force or effect (ii) upon the consummation of an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, (iii) at such time the Holder ceases to hold this Warrant or any Exercise Shares, or (iv) at such time the Holder is provided with substantially similar information rights as those provided in this Warrant. The rights set forth in this Section 9 are not assignable by Holder without the prior written consent of the Company.

10. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to vote or receive dividends or other distributions with respect to, or be deemed the holder of, the Exercise Shares or any other securities of the Company that may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any other matter submitted to the stockholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of equity securities, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive purchase or subscription rights or otherwise, until the Warrant shall have been exercised as provided herein. For clarity, this Section 10 shall be construed as limiting the rights of the Holder only with respect to the Warrant, the Exercise Shares and other securities of the Company that may at any time be issuable upon the exercise hereof for any purpose, and shall not be construed as limiting the rights of the Holder with respect to any other securities of the Company.

11. TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant and any restrictions applicable to the transfer of shares set forth in the Company’s bylaws, as they may be amended and/or restated from time to time, this Warrant or the Exercise Shares, or any portions thereof, and all rights hereunder are transferable, by the Holder to any transferee designated by the Holder provided any such transferee is an affiliate or employee of the Holder at the time such transfer is effected. The transferee(s) shall sign an investment letter in form and substance reasonably satisfactory to the Company.

12. AGREEMENT TO BECOME PARTY TO ADDITIONAL AGREEMENTS. As a condition to the issuance of the Exercise Shares upon exercise of this Warrant, at the request of the Company, the Holder shall execute and deliver any applicable securityholders’ agreement, investor rights agreement, voting agreement, drag-along agreement, right of first refusal and co-sale agreement or similar agreement (or a joinder to any existing agreement) that the Company and/or the holders of its securities may enter into or that otherwise that may be in effect from time to time (and which may contain, among other provisions, additional restrictions on transfer).

13. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

14. AMENDMENT; TERMINATION. This Warrant may be terminated, and any term of this Warrant may be amended or waived, with the mutual written consent of the Company and the Holder.

15. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day,

(c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holder at 711 Fifth Avenue, New York, NY 10022, or at such other address as the Company or the Holder may designate by 10 days’ advance written notice to the other parties hereto.

16. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

17. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

18. COUNTERPARTS. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

TEMPUS LABS, INC.

By:	/s/ Jim Rogers

Jim Rogers
Chief Financial Officer

Address:	600 W Chicago Ave, Suite 775 Chicago, IL 60654

Signature Page to Tempus, Inc. Warrant to Purchase Common Stock

NOTICE OF EXERCISE

TO: TEMPUS LABS, INC.

(1) The undersigned hereby elects to purchase shares of Common Stock of TEMPUS LABS, INC. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

The undersigned hereby elects to purchase shares of Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name:
Address:

(3) The undersigned represents that:

(i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares;

(ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company;

(iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests;

(iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available;

(v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so;

(vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required; and

(vii) the undersigned acknowledges and agrees that, if requested by the Company, the undersigned shall execute and deliver any applicable securityholders’ agreement, investor rights agreement, voting agreement, drag-along agreement, right of first refusal and co-sale agreement or similar agreement (or a joinder to any existing agreement) that the Company and/or the holders of its securities may enter into or that otherwise that may be in effect from time to time (and which may contain, among other provisions, additional restrictions on transfer).

(Date)	(Signature)

(Print name)